Exhibit 3.4

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"GROWFLOW, INC.", A WASHINGTON CORPORATION,

WITH AND INTO "GROWFLOW CORP." UNDER THE NAME OF “GROWFLOW CORP.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF SEPTEMBER, A.D. 2017, AT 3:43 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

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State of Delaware Secretary of State Division of Corporations Delivered 03:43 PM 09/26/2017 FILED 03:43 PM 09/26/2017 SR 20176344661 - File Number 6518485	STATE OF DELAWARE CERTIFICATE OF MERGER OF FOREIGN CORPORATION INTO A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is GROWFLOW CORP. a Delaware corporation, and the name of the corporation being merged into this surviving corporation is GROWFLOW, INC. , a Washington corporation corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is GROWFLOW CORP., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. (If amendments are affected please set forth)

FIFTH: The authorized stock and par value of the non-Delaware corporation is 25000000 common $.0001 par; 5000000 preferred $.0001 par

SIXTH: The merger is to become effective on THE DATE OF FILING.

SEVENTH: The Agreement of Merger is on file at GROWFLOW CORP. 818 23rd Ave Seattle, WA 98122-4816 , an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 26th day of September .A.D., 2017.

By:	/s/ Rufus Casey
Authorized Officer

Name:	Rufus Casey
Print or Type

Title:	Secretary

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